UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2013 (March 15, 2013)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On March 15, 2013, Pacific Premier Bancorp, Inc., a Delaware corporation (the “Corporation”), completed the acquisition of First Associations Bank, a Texas-chartered bank (“FAB”).    Pursuant to the terms of the Agreement and Plan of Reorganization, dated as of October 15, 2012, by and among the Corporation, Pacific Premier Bank, a California-chartered bank and wholly-owned subsidiary of the Corporation (the “Bank”), and FAB (the “Merger Agreement”), FAB shareholders, in exchange for their shares of FAB common stock, were entitled to receive an aggregate of $37.2 million in cash and 1,279,217 shares of the Corporation’s common stock. The value of the total deal consideration was approximately $56.7 million, which included $16.0 million of stock consideration (based on the closing stock price of the Corporation’s common stock on March 15, 2013), $37.2 million of cash consideration and $3.5 million of cash consideration to the holders of FAB stock options and warrants.

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 15, 2013, pursuant to the terms of the Merger Agreement, the Boards of Directors of the Corporation and the Bank each elected Senator John Carona to serve as a member of the Boards of Directors of the Corporation and the Bank effective as of March 15, 2013.

Senator Carona, age 57, has been the President and Chief Executive Officer of Associations, Inc. since 1979, and has served as a director of FAB since its inception in 2007. Senator Carona has been a member of the Texas Legislature since 1990 and is currently in his fifth term in the Texas Senate, representing District 16 in Dallas County. Previously, Senator Carona was elected to three terms in the Texas House of Representatives. Senator Carona currently serves as Chairman of the Senate Business and Commerce Committee, Joint Chairman of the Legislative Oversight Board on Windstorm Insurance and as Co-Chairman of the Joint Interim Committee to Study Seacoast Territory Insurance. He also serves as a member of the Senate Select Committee on Redistricting and the Senate Criminal Justice, Education and Jurisprudence committees. Previously, he served as Chairman of the Senate Transportation and Homeland Security Committee. Senator Carona received a Bachelor of Business Administration degree in insurance and real estate from The University of Texas at Austin in 1978.

Senator Carona will be eligible to receive compensation for his services as a director consistent with that provided to other non-employee directors of the Corporation and the Bank, as previously disclosed in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2013.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                 Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are included as Exhibit 99.1 to this Current Report on Form 8-K.

(b)                                 Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K is filed with the Commission.

(d)                                 Exhibits

Exhibit 23.1	Consent of Independent Certified Public Accountant

Exhibit 99.1	Audited financial statements of First Associations Bank for the fiscal years ended December 31, 2012 and 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	March 21, 2013	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer